AMENDMENT TO MASTER CUSTODY AGREEMENT

            This Amendment is dated as of the 1st day of August 2019, by and between Each of the Investment Companies Listed on Schedule 1 hereto for itself and for Each of its Series listed on Schedule 1 hereto (the “Client”), and The Bank of New York Mellon (formerly The Bank of New York) (the “Custodian”).

            WHEREAS, the Client and the Custodian have entered into that certain Master Custody Agreement effective as of February 16, 1996, as amended (the “Agreement”); and

            WHEREAS, pursuant to Section 14.11 of the Agreement and that certain Amendment to the Agreement made as of May 16, 2001 for services related to the Client’s use of Foreign Depositories, the Client and the Custodian wish to amend the Agreement as more particularly set forth herein.

            NOW, THEREFORE, the parties hereto agree as follows:

1.      Schedule 1 to the Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

2.      As specifically amended hereby, the Agreement remains in full force and effect in accordance with its terms.

3.      Each party represents and warrants to the other party that it has full authority to enter into this Amendment to the Agreement upon the terms and conditions hereof and that the individual executing this Amendment on its behalf as the requisite authority to bind such party to the Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

EACH OF THE INVESTMENT                THE BANK OF NEW YORK MELLON

COMPANIES LISTED ON

SCHEDULE 1 ATTACHED HERETO

FOR ITSELF AND FOR EACH OF

ITS SERIES LISTED ON SCHEDULE 1

ATTACHED HERETO

By:  /s/ Steven J. Gray                                    By:   /s/ Lori Givens

Name: Steven J. Gray                                    Name: Lori Givens

Title:   Vice President and Co-Secretary       Title:  Diretor

AMENDMENT TO MASTER CUSTODY AGREEMENT

SCHEDULE 1

(Effective as of August 1, 2019)

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Foreign Custody Manager Agreement dated as of May 16, 2001 to that certain Master Custody Agreement dated as of February 16, 1996.

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Alternative Strategies Funds	Delaware Statutory Trust	Franklin Pelagos Commodities Strategy Fund Franklin K2 Alternative Strategies Fund Franklin K2 Global Macro Opportunities Fund Franklin K2 Long Short Credit Fund

Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Focused Growth Fund Franklin Growth Fund Franklin Income Fund Franklin Utilities Fund

Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series Franklin Middle Tier Floating Rate Fund Franklin Lower Tier Floating Rate Fund
Franklin Global Trust	Delaware Statutory Trust	Franklin Global Real Estate Fund Franklin International Growth Fund Franklin International Small Cap Fund Franklin Emerging Market Debt Opportunities Fund Franklin Global Listed Infrastructure Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust
Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund
Franklin Investors Securities Trust	Delaware Statutory Trust

Franklin Managed Income Fund

Franklin Convertible Securities Fund

Franklin Equity Income Fund

Franklin Floating Rate Daily Access Fund

Franklin Low Duration Total Return Fund

Franklin Real Return Fund

Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund

Franklin Mutual Series Funds	Delaware Statutory Trust

Franklin Mutual Beacon Fund

Franklin Mutual European Fund

Franklin Mutual Financial Services Fund

Franklin Mutual Global Discovery Fund

Franklin Mutual International Fund

Franklin Mutual Quest Fund

Franklin Mutual Shares Fund

Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund
Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust
Franklin Strategic Series	Delaware Statutory Trust

Franklin Biotechnology Discovery Fund

Franklin Flexible Alpha Bond Fund

Franklin Growth Opportunities Fund

Franklin Natural Resources Fund

Franklin Small Cap Growth Fund

Franklin Small-Mid Cap Growth Fund

Franklin Strategic Income Fund

Franklin Templeton SMACS: Series I

Franklin Templeton SMACS: Series CH

Franklin Templeton SMACS: Series H

Franklin Templeton SMACS: Series E

Franklin Fund Allocator Series	Delaware Statutory Trust

Franklin Conservative Allocation Fund

Franklin Corefolio Allocation Fund

Franklin Founding Funds Allocation Fund

Franklin Growth Allocation Fund

Franklin Moderate Allocation Fund

Franklin Lifesmart Retirement Income Fund

Franklin Lifesmart 2020 Retirement Target Fund

Franklin Lifesmart 2025 Retirement Target Fund

Franklin Lifesmart 2030 Retirement Target Fund

Franklin Lifesmart 2035 Retirement Target Fund

Franklin Lifesmart 2040 Retirement Target Fund

Franklin Lifesmart 2045 Retirement Target Fund

Franklin Lifesmart 2050 Retirement Target Fund

Franklin Lifesmart 2055 Retirement Target Fund

Franklin Payout 2018 Fund

Franklin Payout 2019 Fund

Franklin Payout 2020 Fund

Franklin Payout 2021 Fund

Franklin Payout 2022 Fund

Franklin NextStep Conservative Fund

Franklin NextStep Moderate Fund

Franklin NextStep Growth Fund

Franklin Emerging Markets Core Equity Fund

Franklin International Core Equity Fund

Franklin Templeton International Trust	Delaware Statutory Trust	Franklin India Growth Fund

Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust

Franklin Flex Cap Growth VIP Fund

Franklin Global Real Estate VIP Fund

Franklin Growth and Income VIP Fund

Franklin Income VIP Fund

Franklin Large Cap Growth VIP Fund

Franklin VolSmart Allocation VIP Fund

Franklin Rising Dividends VIP Fund

Franklin Small-Mid Cap Growth VIP Fund

Franklin Small Cap Value VIP Fund

Franklin Strategic Income VIP Fund

Franklin Allocation VIP Fund

Franklin Mutual Global Discovery VIP Fund

Franklin Mutual Shares VIP Fund

Templeton Global Bond VIP Fund

Franklin Value Investors Trust	Delaware Statutory Trust	Franklin MicroCap Value Fund Franklin Small Cap Value Fund
Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Dynamic Equity Fund Templeton Global Balanced Fund (formerly Templeton Income Fund)
Templeton Income Trust	Delaware Statutory Trust	Templeton Global Total Return Fund Templeton International Bond Fund
Templeton Funds	Delaware Statutory Trust	Templeton International Climate Change Fund
CLOSED END FUNDS:
Franklin Limited Duration Income Trust	Delaware Statutory Trust
Franklin Universal Trust	Massachusetts Business Trust